CERTIFICATE OF DESIGNATION

Andrew Hromyk certifies that he is the President and Secretary of Autoeye Inc., a Delaware corporation (hereinafter referred to as the "Company") and that, pursuant to the Company's Certificate of Incorporation, as amended, and Section 151 of the General Business Corporation Law, the Board of Directors of the Company adopted the following resolutions on January, 27, 2000 and that none of the shares of Series A Convertible Preferred Stock referred to in this Certificate of Designation have been issued.
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Creation of Series A Convertible Preferred Stock

     1.   There is hereby created a series of preferred stock consisting of
750  shares  and  designated  as the  Series  A  Convertible  Preferred  Stock (
"Preferred Stock"), having the voting powers, preferences, relative, participating, limitations, qualifications, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

Conversion Provisions

     2. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

Conversion

          (a) Right to Convert. From and after the forty-fifth (45th) calendar day following the day on which the Company receives payment in full for Preferred Stock from and issues Preferred Stock to a particular holder of Preferred Stock (the "Issuance Date"), all Preferred Stock held by that holder shall be convertible at the option of the holder into such number of shares of common stock of the Company ("Common Stock") as is calculated by the Conversion Rate (as hereinafter defined). The Conversion Rate, subject to the exception defined in paragraph 2(b) hereof, shall be that number of shares of Common Stock equal to $1,000 divided by seventy five per cent (75%) of the average Market Price (as hereinafter defined) of the shares of Common Stock for the ten trading days immediately prior to the Conversion Date (as hereinafter defined), provided that in no event shall: (i) less than 250 shares of Common Stock be issued upon conversion of each one share of Preferred Stock; and (ii) more than 5,000 shares of Common Stock be issued upon conversion of each one share of Preferred Stock.

          (b) Failure to Register Exemption. In the event that a registration statement in respect of the Common Stock to be issued upon the conversion of the Preferred Stock has not been filed with and declared effective by the Securities and Exchange Commission on or before the date which is twelve months following the Issuance Date (the "Anniversary Date"), the number of shares of Common Stock issued to a particular holder will be calculated by the Failure to Register Conversion Rate. The Failure to Register Conversion Rate shall be that number of shares of Common Stock equal to $1,000 divided by fifty per cent (50%) of the Market Price of the shares of Common Stock on the day immediately

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               preceding the Anniversary Date,  provided that in no event shall:
               (i) less than 250 shares of common Stock be issued upon conversion of each one share of Preferred Stock; and (ii) more than 5,000 shares of Common Stock be issued upon conversion of each one share of Preferred Stock.

          (c) Market Price. Market Price for a particular date shall be the closing bid price of the shares of Common Stock on such date, as reported by the National Association of Securities Dealers Automated Quotation System (`NASDAQ"), or the closing bid price in the over-the-counter market if other than NASDAQ.

          (d) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock, and in lieu thereof the number of shares of Common Stock to be issued for each share of Preferred Stock converted shall be rounded down to the nearest whole number of shares of Common Stock. Such number of whole shares of Common Stock to be issued upon the conversion of one share of Preferred Stock shall be multiplied by the number of shares of Preferred Stock submitted for conversion pursuant to the Notice of Conversion (defined below) to determine the total number of shares of Common Stock to be issued in connection with any one particular conversions.

          (e) Method of Conversion. In order to convert Preferred Stock into shares of Common Stock, a holder of Preferred Stock shall

               (A) complete, execute and deliver to the Company and the Company's Transfer Agent, Interwest Transfer Co. Inc. (the "Transfer Agent") the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"), and

               (B)  surrender the certificate or certificates  representing  the
                    Preferred    Stock   being    converted   (the    "Converted
                    Certificate") to the Transfer Agent.

               Subject to paragraph 2(h) hereof, the Notice of Conversion shall be effective and in full force and effect for a particular date if delivered to the Company and the Transfer Agent on that particular date prior to 5:00 pm, pacific time, by facsimile transmission or otherwise, provided that particular date is a business day, and provided that the original Notice of Conversion and the Converted Certificate are delivered to and received by the Transfer Agent within three (3) business days thereafter at 1981 East Murray Holladay Road, Suite 100, PO Box 17136, Salt Lake City, Utah 84117 Telephone 801-272-9294 and that particular date shall be referred to herein as the "Conversion Date". The person or persons entitled to receive the shares of Common Stock to be issued upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to and received by the Transfer Agent within three (3) business days following the

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               Conversion  Date, the Notice of Conversion  shall become null and void as if it were never given and the Company shall,  within two
               (2) business  days  thereafter,  instruct  the Transfer  Agent to
               return  to  the  holder  by  overnight   courier  any   Converted
               Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of shares of Preferred Stock that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Transfer Agent shall advise the Company to deliver a certificate representing the remaining number of shares of Preferred Stock not converted.

          (f) Absolute Obligation to issue Common Stock. Upon receipt of a Notice of Conversion, the Company shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Stock shall be entitled as provided herein, which shares shall constitute fully paid and non-assessable shares of Common Stock and shall be issued to, delivered by overnight courier to, and received by such holder by the sixth (6th) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

          (g) Minimum Conversion. No less than 10 shares of Preferred Stock may be converted at any one time by a particular holder, unless the holder then holds less than 10 shares and converts all such shares held by it at that time.

          (h) Deemed Conversion. Notwithstanding any other provision herein, and provided that a registration statement in respect of the Common Stock to be issued upon the conversion of the Preferred Stock has been filed with and declared effective by the Securities and Exchange Commission on or before the Anniversary Date, all of the Preferred Stock outstanding on Anniversary Date shall be deemed to convert into shares of Common Stock as is calculated by the Conversion Rate as defined in paragraph 2(a) hereof, provided that, in the event that this paragraph would result in a particular holder of Preferred Stock holding, together with the shares of Common Stock then held by that holder, more than 9.9% of the Company's then issued and outstanding Common Stock, the conversion deemed hereby shall be postponed until such time as the particular holder holds such number of shares of Common Stock that, together with the shares of Common Stock then held by that holder, would constitute less than 9.9% of the Company's then issued and outstanding Common Stock. The onus for notifying the Company of the application of this qualification shall be upon the particular holder.

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Adjustments to Conversion Rate

          (i) Reclassification, Exchange and Substitution. If the Common Stock to be issued on conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Preferred Stock shall, upon its conversion be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Preferred Stock immediately before that changes.

          (j) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Company's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or merger of the Company into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Preferred Stock receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

          (k) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Preferred Stock pursuant to paragraphs 2(i) or (j) hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and

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               showing  in detail  the  facts  upon  which  such  adjustment  or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting
               forth:   (i)  such  adjustments  and   readjustments;   (ii)  the
               Conversion Rate at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

Liquidation Provisions

     3. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Preferred Stock shall be entitled to receive an amount equal to $1,000.00 per share, plus any accrued and unpaid dividends. After the full preferential liquidation amount has been paid to, or determined and set apart for the Preferred Stock and all other series of preferred stock hereafter authorized and issued, if any, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably to the holders of the Common Stock. In the event the assets of the Company available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of Company's Preferred Stock, the entire amount of assets of the Company available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the holders of Preferred Stock, then to any other series of preferred stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of preferred stock, and the Common Stock shall receive nothing. A reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 3, and the Preferred Stock shall be entitled only to: (i) the rights provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction;
(ii) the rights contained in the Delaware General Business  Corporation Law; and
(iii) the rights contained in other Sections hereof.

Dividend Provisions

     4. The holders of shares of Preferred Stock shall not be entitled to receive any dividends.

Reservation of Stock to be issued upon Conversion

     5. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Company to fulfill its obligations to the holders hereunder, the Company will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized

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but  unissued  shares  of  Common  Stock to such  number  of  shares as shall be sufficient for such purpose.

Notices

     6. In the event of the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the amount and character of such distribution.

     7. Any notices required by the provisions hereof to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Company or to such other address of such holder or its representative as such holder may direct.

Voting Provisions

     8. Except as otherwise expressly provided or required by law, the Preferred Stock shall have no voting rights.


       IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this 27th day of January, 2000 who, by signing their names hereto, acknowledge that this Certificate of Designation is the act of the Company and state to the best of their knowledge, information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.


                                  AUTOEYE INC.


                                                /s/  ANDREW HROMYK
                                                     ------------------------
                                                     Andrew Hromyk, President

                                                /s/  ANDREW HROMYK
                                                     ------------------------
                                                     Andrew Hromyk, Secretary